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Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT




     Unisys Corporation, the registrant, a Delaware company, has no parent. The registrant has the following subsidiaries:

                                                         State
                                                        or Other
                                                      Jurisdiction
                                                       Under the
                                                     Laws of Which
Name of Company                                        Organized
---------------                                      -------------

Datamec, S.A.                                        Brazil
Intelligent Processing Solutions Limited             United Kingdom
Unisys Australia Limited                             Michigan
Unisys Belgium                                       Belgium
Unisys Brasil Ltda.                                  Brazil
Unisys Deutschland G.m.b.H.                          Germany
Unisys Espana S.A.                                   Spain
Unisys France                                        France
Unisys Funding Corporation I                         Delaware
Unisys Italia S.p.A.                                 Italy
Unisys Korea Limited                                 Korea
Unisys Limited                                       England
Unisys Nederland N.V.                                Netherlands
Unisys Osterreich Gmbh                               Austria
Unisys Payment Services Limited                      United Kingdom
Unisys (Schweiz) A.G.                                Switzerland

     The names of certain subsidiaries are omitted from the above list; such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.